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                                                                    EXHIBIT 99.1




                                 CONTACTS:
                                 John Nugent           Corporate Communications
                                 Burns McClellan       Cygnus, Inc.
                                 (212) 213-0006        (650) 369-4300

FOR IMMEDIATE RELEASE


                 FDA APPROVES CYGNUS' GLUCOWATCH(R) BIOGRAPHER;
                       COMPANY READIES FOR PRODUCT LAUNCH

FIRST NON-INVASIVE, AUTOMATIC GLUCOSE MONITORING SYSTEM FOR PEOPLE WITH DIABETES

      REDWOOD CITY, CA - MARCH 22, 2001 - The U.S. Food and Drug Administration
(FDA) has granted Cygnus, Inc. (Nasdaq: CYGN) approval to market its GlucoWatch(R) Biographer as a prescription device for adults with diabetes. The GlucoWatch Biographer is the first and only monitoring system that provides glucose readings automatically and non-invasively, up to three times an hour, day or night.

      "We are very excited about moving closer to bringing this important new technology to people with diabetes who may benefit from having more information about their glucose levels," noted John C Hodgman, Chairman, CEO and President of Cygnus. "Cygnus is continuing efforts toward establishing capabilities to distribute and support the GlucoWatch Biographer in select worldwide markets, including the United States and Europe," added Hodgman.

      The GlucoWatch Biographer uses technology that has never been available before, differing from conventional blood glucose testing devices in several ways. Perhaps most significantly, it is non-invasive, measuring glucose collected through the skin, not from blood. It measures and displays glucose levels automatically, as often as every twenty minutes, for up to 12 hours. It also creates an "electronic diary," storing up to 4,000 values that can be reviewed at the touch of a button, helping to detect trends and track patterns in glucose levels. In addition, users can set personal glucose alert levels so that an alarm sounds if readings are too high or too low, or are declining rapidly.

      The GlucoWatch Biographer works by using an extremely low electric current to pull glucose through the skin. The glucose is then collected and transformed into an electric signal that is converted into a glucose reading. The system consists of two integrated parts, the Biographer and the AutoSensor. The Biographer is worn like a watch and calculates, displays and


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stores glucose readings. The AutoSensor is a single-use component that first collects and then measures the glucose sample. The AutoSensor snaps into the back of the Biographer and adheres to the skin, providing up to 12 hours of automatic readings.

      Experts agree that many people with diabetes should test their glucose levels as often as 4-7 times a day. However, due to the pain and inconvenience of current testing methods, many people with diabetes perform just 2-3 tests each day; for example, right before meals. This means they possibly miss revealing information about glucose levels at other important times, such as after meals or during sleep. With the GlucoWatch Biographer, people with diabetes will have access to the type of information that may help them make better-informed decisions about diet, medication and physical activities. This may eventually lead to a better quality of life and lower health care costs. The GlucoWatch Biographer is not intended to replace the common "finger-stick" testing method, but rather is designed to be used together with blood glucose testing to provide more complete, ongoing information about glucose levels.

      "To ensure product supplies are adequate to meet the demand expected after the product launch, we are finalizing the large-scale manufacturing process for the consumable AutoSensors, and we will complete all related regulatory submissions," said Craig W. Carlson, CFO and Senior VP, Finance at Cygnus.

      To prepare for the U.S. launch, Cygnus has contracted with Livingston Healthcare Services, Inc., a leading provider of logistics and supply chain management, who will provide a variety of services, including order entry, warehousing, direct-to-customer shipping and customer support functions for the U.S. market. Cygnus will also continue to explore opportunities for more comprehensive, worldwide commercialization alliances with other companies, Carlson said.

      Cygnus has already received initial certification (i.e., the "CE Mark") to market the GlucoWatch Biographer in Europe, and began controlled marketing in the United Kingdom in 2000 to assess patient usage experiences and fine-tune education programs and customer support before making the device more widely available there later this year, Carlson said. Introduction in additional European markets is anticipated in 2001, he added.

      Cygnus will conduct a pilot marketing program in the U.S. to learn more about patients' and caregivers' firsthand experiences with the product. To support that effort, comprehensive training materials and curricula have been developed and will be introduced to physicians and health care professionals. In addition, new clinical research trials will be started, focusing on various patient groups, including adolescents and pregnant women. The company will also


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conduct outcome studies designed to demonstrate the clinical benefits of the
GlucoWatch Biographer, collecting data needed to secure reimbursement from managed care organizations.

      Diabetes is a chronic disease characterized by the body's inability to produce or properly use insulin, a hormone that is needed to convert sugar, starches and other food into the energy needed for daily life. When left untreated, diabetes can lead to heart disease, blindness, amputation, kidney disease, dental disease, nerve damage, sexual dysfunction, and pregnancy complications.

      The World Health Organization estimates there are 125 million people worldwide with diabetes. This number has increased 15% in the last ten years and is expected to double by 2005. In the U.S., approximately ten million Americans have been diagnosed with diabetes. Diabetes is a leading cause of death in the U.S., and the complications of uncontrolled diabetes result in an estimated $100 billion in medical costs annually. The current worldwide market for glucose measuring products is estimated at between $3 and $4 billion, and it is expected to exceed $4.7 billion by 2002. The U.S. is estimated to account for 50-60% of all sales, while Western Europe accounts for approximately 30%.

      Cygnus, Inc., headquartered in Redwood City, California, develops and manufactures non-invasive diagnostic medical devices, utilizing proprietary biosensor technologies to satisfy unmet medical needs cost-effectively. The Company's current efforts are focused on the GlucoWatch Biographer and enhancements thereto.

      More information about Cygnus can be found at the corporate web site: www.cygn.com. Additional information about the GlucoWatch Biographer can be obtained by calling the Company's toll free number, 1-866-GLWATCH, or by visiting www.glucowatch.com.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE FUTURE PERFORMANCE OF THE COMPANY THAT INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. THERE CAN BE NO ASSURANCE THAT UNFORESEEN PROBLEMS WILL NOT OCCUR IN PRODUCT MANUFACTURING AND COMMERCIAL SCALE-UP OR MARKETING OR PRODUCT DISTRIBUTION OF THE GLUCOWATCH BIOGRAPHER. ANY SUCH OCCURRENCE COULD SIGNIFICANTLY DELAY THE COMMERCIALIZATION OF THE GLUCOWATCH BIOGRAPHER SYSTEM OR PREVENT ITS MARKET INTRODUCTION ENTIRELY. FURTHER, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ENTER INTO A COMMERCIALIZATION ALLIANCE OR ALLIANCES OR THAT THE COMPANY WILL BE ABLE TO OUTSOURCE CERTAIN COMMERCIALIZATION CAPABILITIES FOR LAUNCH WITHOUT A WORLDWIDE COMMERCIALIZATION ALLIANCE IN PLACE. THERE ALSO CAN BE NO ASSURANCE THAT THE PRODUCT CAN BE SUCCESSFULLY MANUFACTURED IN COMMERCIAL QUANTITIES AT A REASONABLE COST, BE MARKETED SUCCESSFULLY OR ACHIEVE MARKET ACCEPTANCE. FURTHERMORE, AS THE COMPANY SEEKS REGULATORY APPROVAL FOR ENHANCEMENTS AND POSSIBLE MANUFACTURING CHANGES THROUGH THE PRE-MARKET APPROVAL (PMA) SUPPLEMENT PROCESS, THERE CAN BE NO ASSURANCE THAT SUCH SUPPLEMENTS WILL BE APPROVED OR THAT ONE OR MORE NEW PMAS WILL NOT NEED TO BE FILED. THE COMPANY REFERS YOU TO THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K, WHICH CONTAIN DESCRIPTIONS OF CERTAIN FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S CURRENT EXPECTATIONS AND ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE. "GLUCOWATCH" IS A REGISTERED TRADEMARK OF CYGNUS, INC.